UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 17, 2006

S.Y. BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky (State or other jurisdiction of incorporation or organization)	0-17262 (Commission File Number)	61-1137529 (I.R.S. Employer Identification No.)

1040 East Main Street, Louisville, Kentucky 40206
(Address of principal executive offices)

(502) 582-2571
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 17, 2006, the Board of Directors of S.Y. Bancorp, Inc., amended and restated two current benefit plans.  The plans are the Director Nonqualified Deferred Compensation Plan (the "Directors Plan"), which allows directors to defer receipt and income taxation of director fees, and the Executive Nonqualified Deferred Compensation Plan (the "Executive Plan"), which allows selected key management or highly compensated employees to defer base salary and incentive pay.  Copies of the restated plans are attached as exhibits to this filing.

The changes to the Director Plan bring it up to date for compliance with new Code Section 409A rules regarding the election of a form of payment and its timing.  The changes allow Directors to make new payment elections in 2006 to apply to their current and future accounts in the Director Plan.

The principal changes to the Executive Plan are:

--	Changes to the payment timing and form elections allowed under the plan for compliance with new Code Section 409A

--	Beginning with incentive compensation paid (if any) with respect to 2007, participants will be allowed to defer receipt and income taxation on up to 50% of annual incentive compensation.

--

Beginning in 2006, selected officers, including the named executive officers, will be given Bank credits in the Executive Plan, for the amount of match and basic ESOP contribution that those officers do not receive under the Bank's tax-qualified 401(k) and Employee Stock Ownership Plan applicable to employees generally, because the eligible compensation taken into account under the 401(k) and Employee Stock Ownership Plan does not include either (i) any pay in excess of base salary, or (ii) any base salary above an annual tax-qualified plan cap under the Internal Revenue Code (which cap is $220,000 in 2006 and is indexed each year).  The form of Employer Contribution Agreement, which includes the vesting provisions related to these Restoration Credits, is attached as an exhibit to this filing.

Two officers -- Nancy B. Davis and Phillip S. Smith -- have accepted an offer to end their participation in a Senior Officer Security Plan (SOSP) in exchange for a one-time credit to their accounts within the Executive Plan, as permitted by the Employer Contribution Agreement, copies of which are attached as exhibits to this filing.  Since 2001, the SOSP had provided the two officers with (i) part ownership in certain life insurance policies owned by the Bank via a split dollar agreement, which allowed the officers to name the beneficiary of the death proceeds in excess of the Bank's premium cost, and (ii) deferred compensation equal to the cash value buildup within those same policies, based on an annual Bank premium of $10,000 per year.  In exchange for terminating the prior SOSP arrangements, each of the officers will receive an Executive Plan credit of $60,000, to be credited by the end of 2006.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

	Exhibit No.	Description of Exhibits

	10.1	Stock Yards Bank & Trust Company Director Nonqualified Deferred Compensation Plan (as Amended and Restated in 2006)

	10.2	Stock Yards Bank & Trust Company Executive Nonqualified Deferred Compensation Plan (as Amended and Restated in 2006)

	10.3	Form of Stock Yards Bank and Trust Company Executive Nonqualified Deferred Compensation Plan Employer Contribution Agreement

	10.4	Employer Contribution Agreement, Nancy Davis, Participant

	10.5	Employer Contribution Agreement, Phillip S. Smith, Participant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 20, 2006

S.Y. BANCORP, INC.

By: /s/ Nancy B. Davis
Nancy B. Davis, Executive Vice President, Treasurer and Chief Financial Officer